EMPLOYMENT AGREEMENT


         THIS  AGREEMENT,   is  entered  into  this  31st  day  of  March  2003,
("Effective  Date") by and between Community First Bank (the "Bank") and William
M. Tandy (the "Executive").

                                   WITNESSETH

         WHEREAS, the Executive has heretofore been employed by the Bank as the Chairman of the Board, President and Chief Executive Officer and is experienced in all phases of the business of the Bank; and

         WHEREAS, the Bank desires to be ensured of the Executive's continued active participation in the business of the Bank; and

         WHEREAS, in order to induce the Executive to remain in the employ of the Bank and in consideration of the Executive's agreeing to remain in the employ of the Bank, the parties desire to specify the continuing employment relationship between the Bank and the Executive;

         NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereby agree as follows:

         1. Employment. The Bank hereby employs the Executive in the capacity of
            -----------
Chairman of the Board, President and Chief Executive Officer. The Executive hereby accepts said employment and agrees to render such administrative and management services to the Bank and to any to-be-formed parent holding company ("Parent") as are currently rendered and as are customarily performed by persons situated in a similar executive capacity. The Executive shall promote the business of the Bank and Parent. The Executive's other duties shall be such as the Board of Directors for the Bank (the "Board of Directors" or "Board") may from time to time reasonably direct, including normal duties as an officer of the Bank. The Executive's employment shall be for no definite period of time, and the Executive or the Bank may terminate such employment relationship at any time for any reason or no reason. The employment at-will relationship remains in full force and effect regardless of any statements to the contrary made by company personnel or set forth in any documents other than those explicitly made to the contrary and signed by the President or the Chairman of the Bank.

         2.  Term of  Agreement.  The  term of this  Agreement  shall be for the
             -------------------
period commencing on the Effective Date and ending March 31, 2006 thereafter ("Term"). Additionally, on, or before, each annual anniversary date from the Effective Date, the Term of this Agreement shall be extended for up to an additional period beyond the then effective expiration date upon a determination and resolution of the Board of Directors that the performance of the Executive has met the requirements and standards of the Board, and that the Term of such Agreement shall be extended. References herein to the Term of this Agreement shall refer both to the initial term and successive terms.

         3. Compensation, Benefits and Expenses.
            ------------------------------------

               (a) Base Salary. The Bank shall compensate and pay the Executive during the Term of this Agreement a minimum base salary at the rate of $100,000 per annum ("Base Salary"), payable in cash not less frequently than monthly; provided, that the rate of such salary shall be reviewed by the Board of Directors not less often than annually, and the Executive shall be entitled to receive increases at such percentages or in such amounts as determined by the Board of Directors. The base salary may not be decreased without the Executive's express written consent.

               (b) Discretionary Bonus. The Executive shall be entitled to participate in an equitable manner with all other senior management employees of the Bank in discretionary bonuses that may be authorized and declared by the Board of Directors to its senior management executives from time to time. No other compensation provided for in this Agreement shall be deemed a substitute for the Executive's right to participate in such discretionary bonuses when and as declared by the Board. The Board has approved a bonus plan which pays the Executive 7.00% of the Bank's quarterly profits.

               (c) Participation in Benefit and Retirement Plans. The Executive shall be entitled to participate in and receive the benefits of any plan of the Bank which may be or may become applicable to senior management relating to pension or other retirement benefit plans, profit-sharing, stock options or incentive plans, or other plans, benefits and privileges given to employees and executives of the Bank, to the extent commensurate with his then duties and responsibilities, as fixed by the Board of Directors of the Bank.

               (d) Participation in Medical Plans and Insurance Policies. The Executive shall be entitled to participate in and receive the benefits of any plan or policy of the Bank which may be or may become applicable to senior management relating to life insurance, short and long term disability, medical, dental, eye-care, prescription drugs or medical reimbursement plans. Additionally, Executive's dependent family shall be eligible to participate in medical and dental insurance plans sponsored by the Bank or Parent with the cost of such premiums paid by the Bank.

               (e) Vacations and Sick Leave. The Executive shall be entitled to paid annual vacation leave in accordance with the policies as established from time to time by the Board of Directors, which shall in no event be less than four weeks per annum. The Executive shall also be entitled to an annual sick leave benefit as established by the Board for senior management employees of the Bank. The Executive shall not be entitled to receive any additional compensation from the Bank for failure to take a vacation or sick leave, nor shall he be able to accumulate unused vacation or sick leave from one year to the next, except to the extent authorized by the Board of Directors. The Board has also approved the payment of $500 a month for a car allowance and a full country club membership.

               (f) Expenses. The Bank shall reimburse the Executive or otherwise provide for or pay for all reasonable expenses incurred by the Executive in furtherance of, or in connection

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



with the business of the Bank, including, but not by way of limitation, automobile and traveling expenses, and all reasonable entertainment expenses, subject to such reasonable documentation and other limitations as may be established by the Board of Directors of the Bank. If such expenses are paid in the first instance by the Executive, the Bank shall reimburse the Executive therefor.

               (g) Changes in Benefits. The Bank shall not make any changes in such plans, benefits or privileges previously described in Section 3(c), (d) and
(e) which would adversely affect the Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executive officers of the Bank and does not result in a proportionately greater adverse change in the rights of, or benefits to, the Executive as compared with any other executive officer of the Bank. Nothing paid to Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to Executive pursuant to Section 3(a) hereof.

         4. Loyalty; Noncompetition.
            ------------------------

               (a) The Executive shall devote his full time and attention to the performance of his employment under this Agreement. During the term of the Executive's employment under this Agreement, the Executive shall not engage in any business or activity contrary to the business affairs or interests of the Bank or Parent.

               (b) Nothing contained in this Section 4 shall be deemed to prevent or limit the right of Executive to invest in the capital stock or other securities of any business dissimilar from that of the Bank or Parent, or, solely as a passive or minority investor, in any business.

         5. Standards.  During the term of this  Agreement,  the Executive shall
            ----------
perform his duties in accordance with such reasonable standards expected of executives with comparable positions in comparable organizations and as may be established from time to time by the Board of Directors.

         6.  Termination and Termination  Pay. The Executive's  employment under
             ---------------------------------
this Agreement shall be terminated upon any of the following occurrences:

               (a) The death of the Executive during the term of this Agreement, in which event the Executive's estate shall be entitled to receive the compensation due the Executive through the last day of the calendar month in which Executive's death shall have occurred.


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



               (b) The Bank may terminate the Executive's employment at any time with or without Just Cause within its sole discretion. This Agreement shall not be deemed to give Executive any right to be retained in the employment or service of the Bank, or to interfere with the right of the Bank to terminate the employment of the Executive at any time, but any termination by the Bank other than termination for Just Cause, shall not prejudice the Executive's right to compensation or other benefits under the Agreement. The Executive shall have no right to receive compensation or other benefits for any period after termination for Just Cause. The Bank may within its sole discretion, acting in good faith, terminate the Executive for Just Cause and shall notify such Executive accordingly. Termination for "Just Cause" shall include termination because of the Executive's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the Agreement.

               (c) Except as provided pursuant to Section 9 hereof, in the event Executive's employment under this Agreement is terminated by the Bank without Just Cause, the Bank shall be obligated to continue to pay the Executive the salary provided pursuant to Section 3(a) herein, up to the date of termination of the remaining Term of this Agreement, but in no event for a period of less than twelve months, and the cost of Executive obtaining all health, life, disability, and other benefits which the Executive would be eligible to participate in through such date based upon the benefit levels substantially equal to those being provided Executive at the date of termination of employment. The provisions of this Section 6(c) shall survive the expiration of this Agreement.

               (d) The voluntary termination by the Executive during the term of this Agreement with the delivery of no less than 60 days written notice to the Board of Directors, other than pursuant to Section 9(b), in which case the Executive shall be entitled to receive only the compensation, vested rights, and all employee benefits up to the date of such termination.

         7.    Regulatory Exclusions.
               ----------------------

         (a) If the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section  8(e)(3) or (g)(1) of the FDIA (12 U.S.C.  1818(e)(3)  and (g)(1)),  the
Bank's obligations under the Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may within its discretion (i) pay the Executive all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate any of its obligations which were suspended.

         (b) If the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(4) and (g)(1)), all obligations of the Bank

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

under this Agreement shall terminate, as of the effective date of the order, but the vested rights of the parties shall not be affected.

         (c) If the Bank is in default (as defined in Section 3(x)(1) of FDIA) all obligations under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

         (d) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Bank: (i) by the Director of the Office of Thrift Supervision ("Director of OTS"), or his or her designee, at the time that the Federal Deposit Insurance Corporation ("FDIC") enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in
Section 13(c) of FDIA; or (ii) by the Director of the OTS, or his or her designee, at the time that the Director of the OTS, or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director of the OTS to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

         (e) Notwithstanding anything herein to the contrary, any payments made to the Executive pursuant to the Agreement, or otherwise, shall be subject to and conditioned upon compliance with 12 U.S.C. ss.1828(k) and any regulations promulgated thereunder.

         8. Disability.  If the Executive shall become disabled or incapacitated
            -----------
to the extent that he is unable to perform his duties hereunder, by reason of medically determinable physical or mental impairment, as determined by a doctor engaged by the Board of Directors, Executive shall nevertheless continue to receive the compensation and benefits provided under the terms of this Agreement as follows: 100% of such compensation and benefits for a period of 12 months, but not exceeding the remaining term of the Agreement, and 65% thereafter for the remainder of the term of the Agreement. Such benefits noted herein shall be reduced by any benefits otherwise provided to the Executive during such period under the provisions of disability insurance coverage in effect for Bank employees. Thereafter, Executive shall be eligible to receive benefits provided by the Bank under the provisions of disability insurance coverage in effect for Bank employees. Upon returning to active full-time employment, the Executive's full compensation as set forth in this Agreement shall be reinstated as of the date of commencement of such activities. In the event that the Executive returns to active employment on other than a full-time basis, then his compensation (as set forth in Section 3(a) of this Agreement) shall be reduced in proportion to the time spent in said employment, or as shall otherwise be agreed to by the parties.


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



         9. Change in Control.
            ------------------

               (a) Notwithstanding any provision herein to the contrary, in the event of the involuntary termination of Executive's employment during the term of this Agreement following any Change in Control of the Bank or Parent, or within 24 months thereafter of such Change in Control, absent Just Cause, Executive shall be paid an amount equal to the product of 2.999 times the Executive's "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code") and regulations promulgated thereunder. Said sum shall be paid, at the option of Executive, either in one
(1) lump sum as of the date of such termination of service or in periodic payments over the next 36 months or the remaining term of this Agreement, whichever is less, as if Executive's employment had not been terminated, and such payments shall be in lieu of any other future payments which the Executive would be otherwise entitled to receive under Section 6 of this Agreement. Additionally, the Executive and his or her dependents shall remain eligible to participate in the medical and dental insurance programs offered by the Bank to its employees through the remaining term of the Agreement. Notwithstanding the foregoing, all sums payable hereunder shall be reduced in such manner and to such extent so that no such payments made hereunder when aggregated with all other payments to be made to the Executive by the Bank or the Parent shall be deemed an "excess parachute payment" in accordance with Section 280G of the Code and be subject to the excise tax provided at Section 4999(a) of the Code. The term "Change in Control" shall refer to (i) the control of voting proxies whether related to stockholders or mutual members by any person, other than the Board of Directors of the Bank, to direct more than 25% of the outstanding votes of the Bank, the control of the election of a majority of the Bank's directors, or the exercise of a controlling influence over the management or policies of the Bank by any person or by persons acting as a group within the meaning of
Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder ("the "Exchange Act"), (ii) an event whereby the OTS, FDIC or any other department, agency or quasi-agency of the federal government cause or bring about, without the consent of the Bank, a change in the corporate structure or organization of the Bank; (iii) an event whereby the OTS, FDIC or any other agency or quasi-agency of the federal government cause or bring about, without the consent of the Bank, a taxation or involuntary distribution of retained earnings or proceeds from the sale of securities to depositors, borrowers, any government agency or organization or civic or charitable organization; or (iv) a merger or other business combination between the Bank and another corporate entity whereby the Bank is not the surviving entity. In the event that the Bank shall convert in the future from mutual-to-stock form, the term "Change in Control" shall also refer to: (i) the sale of all, or a material portion, of the assets of the Bank or the Parent;
(ii) the merger or recapitalization of the Bank or the Parent whereby the Bank or the Parent is not the surviving entity; (iii) a change in control of the Bank or the Parent, as otherwise defined or determined by the Office of Thrift Supervision or regulations promulgated by it; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Exchange Act) of twenty-five percent (25%) or more of the outstanding voting securities of the Bank or the Parent by any person, trust, entity or group. The term "person" means an individual other than the Executive, or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization

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

or any other form of entity not specifically listed herein. The provisions of this Section 9(a) shall survive the expiration of this Agreement occurring after a Change in Control.

               (b) Notwithstanding any other provision of this Agreement to the contrary, the Executive may voluntarily terminate his employment during the term of this Agreement following a Change in Control of the Bank or Parent, or within twenty-four months following such Change in Control, and upon the occurrence, or within 120 days thereafter, of any of the following events, which have not been consented to in advance by the Executive in writing if: (i) the Executive would be required to move his personal residence or perform his principal executive functions more than thirty-five (35) miles from the Executive's primary office as of the signing of this Agreement; (ii) in the organizational structure of the Bank, the Executive would be required to report to a person or persons other than the Board of Directors of the Bank; or (iii) the Bank should fail to maintain Executive's base compensation in effect as of the date of the Change in Control and the existing employee benefits plans, including material fringe benefit, stock option and retirement plans; (iv) the Executive would be assigned duties and responsibilities other than those normally associated with his position as referenced at Section 1, herein; (v) if Executive's responsibilities or authority have in any way been materially diminished or reduced; or (vi) the Executive would not be reelected to the Board of Directors of the Bank, if the Executive is then a member of such Board of Directors of the Bank. Upon such voluntary termination of employment by the Executive in accordance with this subsection, Executive shall thereupon be entitled to receive the payments described in Section 9(a) of this Agreement. The provisions of this Section 9(b) shall survive the expiration of this Agreement occurring after a Change in Control.

        10. Withholding.  All payments required to be made by the Bank hereunder
            ------------
to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Bank may reasonably determine should be withheld pursuant to any applicable law or regulation.

        11. Successors and Assigns.
            -----------------------
               (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Bank or Parent which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Bank or Parent.

               (b) Since the Bank is contracting for the unique and personal skills of the Executive, the Executive shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Bank.

        12. Amendment;  Waiver. No provisions of this Agreement may be modified,
            -------------------
waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by the Executive and such officer or officers as may be specifically designated by the Board of Directors of the Bank to sign on its behalf. No waiver by any party hereto at any time of any breach by any

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

other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

        13.  Governing  Law.  The  validity,  interpretation,  construction  and
             ---------------
performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise by the substantive laws of the Commonwealth of Kentucky.

        14.  Nature of  Obligations.  Nothing  contained  herein shall create or
             -----------------------
require the Bank to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Bank hereunder, such right shall be no greater than the right of any unsecured general creditor of the Bank.

        15. Headings.  The section headings  contained in this Agreement are for
            ---------
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        16.  Severability.  The  provisions  of this  Agreement  shall be deemed
             -------------
severable and the invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect.

        17. Arbitration.  Any controversy or claim arising out of or relating to
            ------------
this Agreement, or the breach thereof, shall be settled exclusively by arbitration in accordance with the rules then in effect of the district office of the American Arbitration Association ("AAA") nearest to the home office of the Bank, and judgment upon the award rendered may be entered in any court having jurisdiction thereof, except to the extent that the parties may otherwise reach a mutual settlement of such issue. The provisions of this Section 17 shall survive the expiration of this Agreement.

        18. Confidential Information. The Executive acknowledges that during his
            -------------------------
or her employment he or she will learn and have access to confidential information regarding the Bank and the Parent and its customers and businesses ("Confidential Information"). The Executive agrees and covenants not to disclose or use for his or her own benefit, or the benefit of any other person or entity, any such Confidential Information, unless or until the Bank or the Parent consents to such disclosure or use or such information becomes common knowledge in the industry or is otherwise legally in the public domain. The Executive shall not knowingly disclose or reveal to any unauthorized person any Confidential Information relating to the Bank, the Parent, or any subsidiaries or affiliates, or to any of the businesses operated by them, and the Executive confirms that such information constitutes the exclusive property of the Bank and the Parent. The Executive shall not otherwise knowingly act or conduct himself (a) to the material detriment of the Bank or the Parent, or its subsidiaries, or affiliates, or (b) in a manner which is inimical or contrary to the interests of the Bank or the Parent. Executive acknowledges and agrees that the existence of this Agreement and its terms and conditions constitutes Confidential Information of the Bank, and the Executive agrees not to disclose the Agreement or its contents without the prior written consent of the Bank. Notwithstanding the foregoing, the Bank reserves the right in its sole discretion to

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



make disclosure of this Agreement as it deems necessary or appropriate in compliance with its regulatory reporting requirements. Notwithstanding anything herein to the contrary, failure by the Executive to comply with the provisions of this Section may result in the immediate termination of the Agreement within the sole discretion of the Bank, disciplinary action against the Executive taken by the Bank, including but not limited to the termination of employment of the Executive for breach of the Agreement and the provisions of this Section, and other remedies that may be available in law or in equity.

        19. Entire Agreement.  This Agreement together with any understanding or
            -----------------
modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto.


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


        IN WITNESS WHEREOF, the parties have executed this Agreement on the date first hereinabove written.




                                              Community First Bank



ATTEST:                              By:      /s/Michael D. Wortham
                                              -------------------------------

/s/Tanya N. White
-----------------------------
Secretary



WITNESS:

/s/Tanya N. White                             /s/William M. Tandy
-----------------------------                 --------------------------------
                                              Executive




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